Exhibit 99.2

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders of Senseonics, Inc.

We have audited the accompanying balance sheet of Senseonics, Inc. as of September 30, 2015, and the related statements of operations, changes in stockholders’ deficit, and cash flows for the nine-month period ended September 30, 2015. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Senseonics, Inc. at September 30, 2015, and the results of its operations and its cash flows for the nine month period ended September 30, 2015, in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has recurring losses from operations and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Ernst & Young LLP

McLean, VA
December 3, 2015

Senseonics, Incorporated

Balance Sheet

		Pro forma
	September 30,	September 30,
in thousands, except for share and per share data	2015	2015
		(unaudited)
Assets
Current assets:
Cash and cash equivalents	$12,234
Prepaid expenses and other current assets	394
Total current assets	12,628

Deposits and other assets	138
Property and equipment, net	264
Total assets	$13,030

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,996
Accrued expenses and other current liabilities	2,777
Note payable, current portion	1,723
Total current liabilities	6,496

Note payable, net of discount	8,149
Accrued interest	260
Warrant liabilities	197
Deferred rent	30
Total liabilities	15,132

Commitments and contingencies (Note 6)

Stockholders’ deficit:
Series A convertible preferred stock, $0.01 par value per share; 599,997 shares authorized, issued and outstanding ($3,000 liquidation preference); no shares issued and outstanding pro forma (unaudited)	6	—
Series B convertible preferred stock, $0.01 par value per share; 1,202,497 shares authorized, issued and outstanding ($12,025 liquidation preference); no shares issued and outstanding pro forma (unaudited)	12	—
Series C convertible preferred stock, $0.01 par value per share; 2,073,749 shares authorized, issued and outstanding ($41,475 liquidation preference); no shares issued and outstanding pro forma (unaudited)	21	—
Series D converible preferred stock, $0.01 par value per share; 22,995,265 shares authorized, 19,777,349 shares issued and outstanding ($74,165 liquidation preference); no shares issued and outstanding pro forma (unaudited)	198	—
Series E converible preferred stock, $0.01 par value per share; 3,192,537 shares authorized, and 2,711,926 issued and outstanding ($10,658 and liquidation preference); no shares issued and outstanding pro forma (unaudited)	27	—
Common stock, $0.01 par value per share; 38,000,000 authorized, 953,438 shares issued and 932,505 shares outstanding; 27,318,956 shares issued and 27,298,023 shares outstanding, pro forma (unaudited)	10	274
Additional paid-in capital	150,086	150,086
Treasury stock, at cost; 20,933 shares of common stock	(84)	(84)
Accumulated deficit	(152,378)	(152,378)
Total stockholders’ deficit	(2,102)	(2,102)

Total liabilities and stockholders’ deficit	$13,030	$13,030

Senseonics, Incorporated

Statement of Operations

	For the Nine Months Ended
	September 30,
in thousands, except for share and per share data	2015	2014
		(unaudited)
Grant revenue	$38	$—
Expenses:
Research and development expenses:	13,542	9,403
Administrative expenses:	7,119	4,537

Operating loss	(20,623)	(13,944)

Interest income	5	1
Interest expense	(834)	(76)
Other expenses	(11)	—

Net loss	(21,463)	(14,015)

Series E preferred stock beneficial conversion feature	(407)	—
Net loss available to common shareholders	$(21,870)	$(14,015)

Basic and diluted loss per common share	$(23.56)	$(15.43)
Basic and diluted weighted-average shares outstanding	928,102	908,569

Pro forma basic and diluted loss per common share (unaudited)	$0.85
Pro forma basic and diluted weighted-average shares outstanding (unaudited)	25,130,837

Senseonics, Incorporated

Statement of Changes in Stockholders’ Deficit for the Nine Months Ended September 30, 2015

	Series A		Series B		Series C		Series D		Series E				Additional				Total
	Preferred Stock		Preferred Stock		Preferred Stock		Preferred Stock		Preferred Stock		Common stock		paid-in	Treasury stock		Accumulated	stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	capital	Shares	Amount	deficit	equity

Balance, December 31, 2014	600	$6	1,202	$12	2,074	$21	19,777	$198	—	$—	936	$9	$138,666	21	$(84)	$(130,915)	$7,913

Sale Series E preferred stock	—	—	—	—	—	—	—	—	2,712	27		—	10,615	—	—	—	10,642
Exercise of stock options for cash	—	—	—	—	—	—	—	—	—	—	18	1	19	—	—	—	20
Stock-based compensation expense	—	—	—	—	—	—	—	—	—	—	—	—	786	—	—	—	786
Net loss	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	(21,463)	(21,463)
Balance, September 30, 2015	600	6	1,202	12	2,074	21	19,777	198	2,712	27	954	10	150,086	21	(84)	(152,378)	(2,102)

Conversion of preferred stock to common stock, pro forma (unaudited)	(600)	(6)	(1,202)	(12)	(2,074)	(21)	(19,777)	(198)	(2,712)	(27)	26,365	264	—	—	—	—	—
Balance, September 30, 2015, pro forma (unaudited)	—	$—	—	$—	—	$—	—	$—	—	$—	27,319	$274	$150,086	21	$(84)	$(152,378)	$(2,102)

The accompanying notes are an integral part of these financial statements.

Senseonics, Incorporated

Statement of Cash Flows

	For the Nine Months Ended
	September 30,
in thousands	2015	2014
		(unaudited)
Cash flows from operating activities
Net loss	$(21,463)	$(14,015)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation expense	90	146
Non-cash interest expense (debt discount and deferred costs)	53	32
Change in fair value of derivative liabilities	—	(3)
Stock-based compensation expense	786	379
Changes in assets and liabilities:
Prepaid expenses and other current assets	317	(331)
Deposits and other asssets	(4)	—
Accounts payable, accrued expenses and other	2,992	(363)
Deferred rent	1	13
Net cash used in operating activities	(17,228)	(14,142)

Cash flows from investing activities
Capital expenditures	(123)	(29)
Net cash used in investing activities	(123)	(29)

Cash flows from financing activities
Sale of Series D convertible preferred stock, net of costs	—	20,096
Sale of Series E convertible preferred stock, net of costs	10,642	—
Net proceeds from exercise of stock options	20	7
Proceeds from notes payable, net	—	3,884
Principal payments under capital lease obligations	—	(2)
Net cash provided by financing activities	10,662	23,985

Net decrease in cash and cash equivalents	(6,689)	9,814
Cash and cash equivalents, at beginning of period	18,923	8,246
Cash and cash equivalents, at end of period	$12,234	$18,060

Supplemental disclosure of cash flow information
Cash paid during the year for interest	$487	$23

The accompanying notes are an integral part of these financial statements.

Senseonics, Incorporated

Notes to Financial Statements

1.     Organization

Senseonics, Incorporated (the “Company”), a Delaware corporation, is a technology company focused on the development and commercialization of sensor products for medical, industrial and environmental markets. The Company was originally incorporated on October 30, 1996 and commenced operations on January 15, 1997.

2.     Liquidity

The Company’s operations are subject to certain risks and uncertainties including, among others, current and potential competitors with greater resources, lack of operating history and uncertainty of future profitability. Since inception, the Company has incurred substantial operating losses, principally from expenses associated with the Company’s research and development programs.  The Company has not generated significant revenues from the sale of products and its ability to generate revenue and achieve profitability largely depends on the Company’s ability, alone or with others, to complete the development of its products or product candidates, and to obtain necessary regulatory approvals for the manufacture, marketing and sales of those products. These activities, including planned significant research and development efforts, will require significant uses of working capital throughout 2015 and beyond. Based on its current operating plans, the Company believes that its existing cash and cash equivalents will not be sufficient to meet the Company’s anticipated operating needs early 2016 These factors raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Historically, the Company has financed its operating activities through the sale of equity and equity-linked securities and the issuance of debt.  The Company plans to continue financing its operations with external capital. However, the Company may not be able to raise additional funds on acceptable terms, or at all. If the Company is unable to secure sufficient capital to fund its research and development and other operating activities, the Company may be required to delay or suspend operations, enter into collaboration agreements with partners that could require the Company to share commercial rights to its products to a greater extent or at earlier stages in the product development process than is currently intended, merge or consolidate with other entities, or liquidate.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates continuity of operations, realization of assets, and satisfaction of liabilities in the ordinary course of business. The notes payable are classified as long-term in the accompanying balance sheet. The terms of the notes include a subjective acceleration clause which management deems as remote. The propriety of using the going-concern basis is dependent upon, among other things, the achievement of future profitable operations, the ability to generate sufficient cash from operations, and potential other funding sources, including cash on hand, to meet the Company’s obligations as they become due.

3.     Summary of Significant Accounting Policies

Basis of Accounting

The accompanying financial statements have been prepared in accordance with the requirements of U.S. generally accepted accounting principles (“U.S. GAAP”) for interim financial reporting. In the opinion of management, the financial statements include all recurring adjustments considered necessary for the fair presentation of the financial position, results of operations, and cash flows for the interim periods presented. Interim results are not necessarily indicative of results that may be expected for any other interim period of for an entire year.

Unaudited Interim Financial Information

The accompanying statements of operations and statements of cash flows for the nine months ended September 30, 2014 are unaudited. The interim unaudited financial statements have been prepared on the same basis as the audited financial statements. The financial data and other information disclosed in these notes related to the nine months ended September 30, 2014 are unaudited. Management believes that the disclosures provided herein are adequate to make the information presented not misleading when these unaudited condensed financial statements are read in conjunction with the audited financial statements and notes for the year ended December 31, 2014 included in Exhibit 99.1.

Senseonics, Incorporated

Notes to Financial Statements

Unaudited Pro Forma Information

On December 7, 2015, the Company closed its merger with ASN Technologies, Inc., a publicly-held “shell” corporation (the “Acquisition”).  Immediately prior to the completion of the Acquisition, all shares of the Company’s convertible preferred stock (see Note 9) automatically converted into shares of the Company’s common stock pursuant to their original terms.  The accompanying unaudited pro forma balance sheet as of September 30, 2015 has been prepared to give effect to the automatic conversion of all outstanding shares of convertible preferred stock into 26,365,518 shares of common stock.  The unaudited pro forma net loss per share is computed using the weighted-average number of shares of common stock outstanding after giving pro forma effect to the conversion of all issued and outstanding shares of convertible preferred stock during the nine months ended September 30, 2015 into shares of common stock as if such conversion had occurred at the earlier of January 1, 2015 or the date of issuance.

Segment Information

Operating segments are defined as components of an enterprise about which separate discrete financial information is available for evaluation by the chief operating decision-maker (CODM), or decision-making group, in deciding how to allocate resources and in accessing performance. The Company views its operations and manages its business in one segment, glucose monitoring systems.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the reported amounts of revenues and expenses during the reporting period.  In the accompanying financial statements, estimates are used for, but not limited to, valuation of common and preferred stock, stock-based compensation, the fair value of warrant liabilities and beneficial conversion features in convertible securities, recoverability of long-lived assets, deferred taxes and valuation allowances, depreciable lives of property and equipment, and estimated accruals for preclinical study costs, which are accrued based on estimates of work performed under contracts.  Actual results could differ from those estimates; however management does not believe that such differences would be material.

Fair Value Disclosures

The carrying amounts of short-term financial instruments, including cash and cash equivalents, prepaid expenses and other current assets, and accounts payable and other current liabilities approximate fair value as of September 30, 2015, because of the relatively short-term maturity of these instruments.  The fair value of the note payable approximates its carrying value as of September 30, 2015 and is based on the effective interest rate compared to the current market rates, which is a Level 2 fair value measurement as described below.

See Note 12 for further discussion of fair value measurements.

Cash and Cash Equivalents and Concentration of Credit Risk

Cash equivalents are highly-liquid instruments with original maturities of three months or less and consist of U.S. Government and U.S. Government agency securities and money market funds with major commercial banks and financial institutions.  Cash equivalents are recorded at cost plus accrued interest.

Senseonics, Incorporated

Notes to Financial Statements

The Company’s cash and cash equivalents potentially subject the Company to credit and liquidity risk. The Company maintains cash deposits at major financial institutions with high credit quality and, at times, the balances of those deposits may exceed the Federal Deposit Insurance Corporation limits of $250,000.  The Company has not experienced and does not anticipate any losses on deposits with commercial banks and financial institutions that exceed the federally insured amounts.

Property and Equipment

Property and equipment are stated at historical cost and depreciated on a straight-line basis over the estimated useful lives, generally five years.  Equipment under capital leases is depreciated on a straight-line basis over the lesser of its estimated useful life or the lease term. Leasehold improvements are depreciated over the shorter of the remaining lease term or useful lives of the assets.  Upon disposition of the assets, the costs and related accumulated depreciation are removed from the accounts and any resulting gain or loss is included in the results of operations. Repairs and maintenance costs are included as expense in the accompanying statement of operations.

Management reviews property and equipment for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of the long-lived asset is measured by a comparison of the carrying amount of the asset to future undiscounted net cash flows expected to be generated by the asset. If the undiscounted cash flows are less than the carrying amount, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the estimated fair value of the assets. Management did not identify any indicators of impairment through September 30, 2015.

Treasury Stock

The Company records purchases of common stock for treasury at cost, and carries the cost of treasury stock as a reduction in stockholders’ equity.  The Company maintained 20,933 shares of common stock in treasury as of September 30, 2015.

Revenue Recognition

Product sales revenues are recognized when persuasive evidence of an arrangement exists, delivery has occurred, the price is fixed or determinable and collectability is probable.  These criteria are generally anticipated to be met as products are shipped to customers. When revenue arrangements provide the customer with a contractual right of return, revenue is deferred until the right of return lapses or a reasonable estimate of returns can be determined.

Research and Development Costs

Research and development costs are expensed as incurred.  Research and development expenses include costs related to employee compensation, preclinical and clinical trials, manufacturing, supplies, outsource testing, consulting and depreciation and other facilities-related expenses.

Stock-Based Compensation

The Company recognizes the cost of employee services received in exchange for awards of equity instruments, such as stock options, based on the fair value of those awards at the date of grant.  The estimated fair value of stock options on the date of grant is amortized on a straight-line basis over the requisite service period for each separately vesting portion of the award for those awards with service conditions only.  For awards that also contain performance conditions, expense is recognized beginning at the time the performance condition is considered probable of being met over the remaining vesting period.

The Company uses the Black-Scholes option pricing model to determine the fair value of stock-option awards.  Valuation of stock awards requires management to make assumptions and to apply judgment to determine the fair value of the awards. These assumptions and judgments include

Senseonics, Incorporated

Notes to Financial Statements

estimating the fair value of the Company’s common stock, future volatility of the Company’s stock price, dividend yields, future employee turnover rates, and future employee stock option exercise behaviors. Changes in these assumptions can affect the fair value estimate.

Income Taxes

The Company uses the asset and liability method of accounting for income taxes. Deferred tax assets and liabilities are determined based on differences between the financial reporting and tax basis of assets and liabilities and are measured using the enacted tax rates and laws that are in effect when the differences are expected to reverse. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the period that such tax rate changes are enacted. The measurement of a deferred tax asset is reduced, if necessary, by a valuation allowance if it is more likely than not that some portion or all of the deferred tax asset will not be realized.

Management uses a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return, as well as guidance on derecognition, classification, interest and penalties and financial statement reporting disclosures. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. In the ordinary course of business, transactions occur for which the ultimate outcome may be uncertain. Management does not expect the outcome related to accrued uncertain tax provisions to have a material adverse effect on the Company’s financial position, results of operations or cash flows.  The Company recognizes interest and penalties accrued on any unrecognized tax exposures as a component of income tax expense. The Company did not have any amounts accrued relating to interest and penalties as of September 30, 2015.

The Company is subject to taxation in various jurisdictions in the United States and remains subject to examination by taxing jurisdictions for the years 1996 and all subsequent periods due to the availability of net operating loss carryforwards. In addition, all of the net operating losses and research and development credit carryforwards that may be used in future years are still subject to adjustment.

Loss per Share

Basic loss per share is computed by dividing net income (loss) available to common shareholders by the weighted average number of shares of common stock outstanding during the period.  During the nine months ended September 30, 2015, the Company recognized “deemed dividends” for the beneficial conversion feature associated with the Series E Stock (see Note 9).

For periods of net loss, diluted loss per share is calculated similarly to basic loss per share because the impact of all dilutive potential common shares is anti-dilutive. The total number of anti-dilutive shares, consisting of convertible preferred shares, common stock options and stock purchase warrants exercisable for convertible preferred stock, which have been excluded from the computation of diluted loss per share, was 26,365,518 and 23,635,592 convertible preferred shares, 4,521,095 and 3,654,380 common stock options and 2,388,864 and 2,388,864 stock purchase warrants, at September 30, 2015 and 2014 (unaudited), respectively.

For periods of net income, and when the effects are not anti-dilutive, diluted earnings per share is computed by dividing net income available to common shareholders by the weighted-average number of shares outstanding plus the impact of all potential dilutive common shares, consisting primarily of common stock options and stock purchase warrants using the treasury stock method.

Senseonics, Incorporated

Notes to Financial Statements

Comprehensive Income

ASC 220-10, Reporting Comprehensive Income, requires the presentation of the comprehensive income (loss) and its components, as part of the financial statements. Comprehensive income (loss) is comprised of the net income (loss) and other charges in equity that are excluded from net income (loss). For the nine months ended September 30, 2015 and 2014 (unaudited), the Company’s net loss equals comprehensive loss and accordingly, no additional disclosures are required.

Recent Accounting Pronouncements

In May 2014, the Financial Accounting Standards Board, or FASB, issued guidance for revenue recognition for contracts, superseding the previous revenue recognition requirements, along with most existing industry-specific guidance. The guidance requires an entity to review contracts in five steps: 1) identify the contract, 2) identify performance obligations, 3) determine the transaction price, 4) allocate the transaction price, and 5) recognize revenue. The new standard will result in enhanced disclosures regarding the nature, amount, timing and uncertainty of revenue arising from contracts with customers. The standard is effective for the Company’s reporting year beginning January 1, 2018 and early adoption is permitted starting January 1, 2017. The Company is currently evaluating the impact, if any, that this new accounting pronouncement will have on its financial statements.

In August 2014, the FASB issued guidance requiring management to evaluate on a regular basis whether any conditions or events have arisen that could raise substantial doubt about the entity’s ability to continue as a going concern. The guidance 1) provides a definition for the term “substantial doubt,” 2) requires an evaluation every reporting period, interim periods included, 3) provides principles for considering the mitigating effect of management’s plans to alleviate the substantial doubt, 4) requires certain disclosures if the substantial doubt is alleviated as a result of management’s plans, 5) requires an express statement, as well as other disclosures, if the substantial doubt is not alleviated, and 6) requires an assessment period of one year from the date the financial statements are issued. The standard is effective for the Company’s reporting year beginning January 1, 2017 and early adoption is permitted. The Company is currently evaluating the impact, if any, that this new accounting pronouncement will have on its financial statements.

In April 2015, the FASB issued accounting guidance requiring that debt issuance costs related to a recognized liability be presented on the balance sheet as a direct reduction from the carrying amount of that debt liability, consistent with debt discounts. The recognition and measurement guidance for debt issuance costs are not affected. The standard is effective for reporting periods beginning after December 15, 2015.  The Company is currently evaluating the impact, if any, that this new accounting pronouncement will have on its financial statements.

In April 2015, the FASB issued accounting guidance related to Internal-Use Software specifically for the Customer’s Accounting for Fees Paid in a Cloud Computing Arrangement. The amendments in this Update provide guidance to customers about whether a cloud computing arrangement includes a software license. If a cloud computing arrangement includes a software license, then the customer should account for the software license element of the arrangement consistent with the acquisition of other software licenses. If a cloud computing arrangement does not include a software license, the customer should account for the arrangement as a service contract. The standard is effective for reporting periods beginning after December 15, 2015. An entity can elect to adopt the amendments either (1) prospectively for all arrangements entered into or materially modified after the effective date or (2) retrospectively. The Company determined to adopt the standards prospectively and will be accounting for the new cloud arrangements in accordance with the new standards.

Senseonics, Incorporated

Notes to Financial Statements

The Company has evaluated all other issued and unadopted Accounting Standards Updates and believes the adoption of these standards will not have a material impact on the results of operations, financial position, or cash flows.

4.              Property and Equipment

Property and equipment consisted of the following as of September 30, 2015:

in thousands

Laboratory equipment	$442
Office furniture and equipment	13
Software	45
Leasehold improvements	394
894
Accumulated depreciation	(630)

$264

Depreciation expense for the nine months ended September 30, 2015 and 2014 (unaudited) was $89,603 and $145,677, respectively.

5.              Other Balance Sheet Details

Accrued expenses and other current liabilities consisted of the following as of September 30, 2015:

Clinical and preclinical	$977
Compensation and benefits	463
Financing Costs	420
Contract manufacturing	385
Legal	226
Audit and tax related	214
Other	88
Deferred rent, current portion	4
Total	$2,777

6.              Commitments and Contingencies

The Company leases approximately 20,000 square feet of research and office space under a non-cancelable operating lease expiring in 2018. The Company has an option to renew the lease for one additional five-year term.  Expense recognition is based upon a straight-line basis and was $289,890 and $289,829 during the nine months ended September 30, 2015 and 2014 (unaudited), respectively. The contractually required cash payments under this lease at September 30, 2015 are as follows:

2015 (remaining 3 months)	$97
2016	393
2017	405
2018	171
Total minimum lease payments	$1,066

Senseonics, Incorporated

Notes to Financial Statements

On May 10, 2012 the Company amended a corporate development agreement with a supplier to include a minimum purchase commitment per year based on the delivery of the current application-specific integrated circuit or ASIC. Total research and development expense related to the minimum payment was $0 during both the nine months ended September 30, 2015 and 2014 (unaudited).  The future minimum payments under this commitment at September 30, 2015 are as follows:

in thousands

2015 (remaining 3 months)	$552
2016	820
Total minimum payments	$1,372

7.              401(K) Plan

The Company has a defined contribution 401(k) plan available to all full-time employees.  Employee contributions are voluntary and are determined on an individual basis subject to the maximum allowable under federal income tax regulations.  Participants are fully vested in their contributions.  There have been no employer contributions to this plan.  Administrative expenses for the plan, which are paid by the Company, were nominal during the nine months ended September 30, 2015 and 2014 (unaudited).

8.              Notes Payable and Stock Purchase Warrants

Term Notes Payable

On July 31 and December 23, 2014, the Company issued secured notes, the Oxford notes, and detachable stock purchase warrants to Oxford Finance in a private placement, for gross proceeds of $4,000,000 and $6,000,000, respectively.  The Oxford notes bear interest at a fixed annual rate of 6.95%, require monthly interest payments, and mature on July 1, 2019.  If the Company receives its CE mark by February 1, 2016, the monthly payments will convert to payments of principal and interest, beginning on August 1, 2016, with the principal amount being amortized over the ensuing 36 months. Alternatively, if the Company has not received its CE mark by February 1, 2016, monthly payments will convert to payments of principal and interest beginning on February 1, 2016, with the principal amount being amortized over the ensuing 42 months. The Oxford notes are collateralized by all of the Company’s assets other than its intellectual property.  The Company incurred issuance costs related to the notes of approximately $121,200 which were initially deferred and are being amortized as additional interest expense over the term of the notes using the effective interest method.  The fair value of the warrants was recorded as a discount to the notes, which is also being amortized as additional interest expense over the term of the notes using the effective interest method. In addition, the Company is obligated for a final fee at maturity of $850,000; this fee is being accrued as additional interest expense over the term of the note using the effective interest method. For the nine months ended September 30, 2015 and 2014 (unaudited), the Company recorded accretion of debt discount of $56,616 and $10,257, respectively within interest expense in the accompanying statement of operations.

The following are the scheduled maturities of the Oxford notes as of September 30, 2015, assuming the Company does not receive its CE mark by February 1, 2016, in which case, principal payments will begin on February 1, 2016 (in thousands):

2015 (remaining 3 months)	$—
2016	2,389
2017	2,786
2018	2,985
2019	1,840

Senseonics, Incorporated

Notes to Financial Statements

Stock Purchase Warrants

In 2014, in connection with the issuance of the Oxford notes, the Company issued to Oxford Finance four 10-year stock purchase warrants to acquire an aggregate of 79,892 shares of the Company’s Series D Convertible Preferred Stock or shares issued in a future qualified financing, at an initial exercise price of approximately $3.75 per share.  These warrants expire on July 31, 2024. The warrants were initially recorded at their fair value of $205,150 and are classified as a warrant liability on the Company’s balance sheet due to the presence of non-standard anti-dilution provisions. The Company recorded the fair value of the warrants as a discount on debt and is amortizing the discount over the term of the notes using the effective interest method. For the nine months ended September 30, 2015 and 2014 (unaudited), the Company recorded amortization of discount of debt of $56,616 and $10,257 within interest expense in the accompanying statement of operations.

The warrants are being marked to market at every balance sheet date.  The change in value of the warrants is recorded as other expense in the Statement of Operations. Upon completion of an initial public offering, these warrants will convert into warrants to purchase common stock.

In connection with the issuance of convertible notes in prior years that were subsequently converted into Series D Convertible Preferred Stock in 2011 (see Note 9), the Company issued to the investors 10-year stock purchase warrants to purchase an aggregate of 2,308,972 shares of the Company’s Series D Convertible Preferred Stock with an exercise price of $3.75 per share.  These warrants expire on July 14, 2021 and August 19, 2021, and are classified as equity.  Upon the completion of an initial public offering, these warrants will automatically be net exercised for shares of common stock.

9.     Stockholders’ Deficit

As of September 30, 2015, the Company’s authorized capital stock consisted of 38 million shares of common stock with a par value of $0.01 per share, 599,997 shares of Series A Convertible Preferred Stock with a par value of $0.01 per share (“Series A Stock”), 1,202,497 shares of Series B Convertible Preferred Stock with a par value of $0.01 per share (“Series B Stock”), 2,073,749 shares of Series C Convertible Preferred Stock with a par value of $0.01 per share (“Series C Stock”), 22,995,265 shares of Series D Convertible Preferred Stock with a par value of $0.01 per share (“Series D Stock”), and 3,192,537 shares of Series E Convertible Preferred Stock with a par value of $0.01 per share (“Series E Stock”).

Common Stock

At September 30, 2015, the Company had issued 953,438 shares of common stock and maintained 20,933 shares of common stock in treasury.

Preferred Stock

In 1997, the Company completed a private offering of 599,997 shares of Series A Stock for gross proceeds of $3,000,000 at a purchase price of $5.00 per share.  In 1998, the Company completed a private offering of 682,497 shares of Series B Stock for gross proceeds of $6,825,000, and in 2000 completed a private offering of 520,000 shares of Series B Stock for gross proceeds of $5,200,000, both at a purchase price of $10.00 per share.  In 2002, 2005 and 2009, the Company completed private offerings of an aggregate of 2,073,749 shares of Series C Stock for aggregate gross proceeds

Senseonics, Incorporated

Notes to Financial Statements

of $41,475,000 at a purchase price of $20.00 per share.  In 2011 and 2012, the Company completed private offerings of an aggregate of 11,984,151 shares of Series D Stock, for aggregate gross proceeds of $44,940,566 at a purchase price of $3.75 per share.  In addition, in 2011, $8,670,272 in principal amount and accrued interest of convertible notes were converted into 2,418,864 shares of Series D Stock at a conversion price of $3.75 per share. In 2014, the Company completed private offerings of an aggregate of 5,374,334 shares of Series D Stock at a purchase price of $3.75 per share, for total proceeds of $20,153,753.

In August 2015, the Company completed a private offering of 2,711,926 shares of Series E Stock at a purchase price of $3.93 per share to total proceeds of $10,657,869.  The Company recognized a beneficial conversion feature of $406,783 associated with the Series E Stock since the initial effective conversion price was determined to be less than the fair value of the underlying common stock into which the Series E Stock is convertible.  The beneficial conversion feature was recognized as a “deemed dividend” at issuance since the Series E Stock is convertible at any time at the option of the holders.

The Series A Stock, Series B Stock, Series C Stock, Series D Stock and Series E Stock (together, the “Preferred Stock”) are classified in permanent equity.

Voting

The Preferred Stock vote together with all other classes and series of stock of the Company, as a single class, on all actions to be taken by the stockholders of the Company, except as otherwise required by law.  Each share of Preferred Stock entitles each holder to a number of votes per share equal to the number of shares of common stock into which each share of Preferred Stock is then convertible.

Dividend and Liquidation Preference

The holders of Preferred Stock are entitled to receive such dividends as may be declared by the Board of Directors.  In the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, holders of Series E Stock and Series D Stock are entitled to be paid before any payment is made to holders of any other series of Preferred Stock or common stock.  Holders of Series A Stock, Series B Stock, and Series C Stock, together, the “Junior Preferred,” are entitled to be paid before any payment is made to any holder of common stock.  Payments are equal to the greater of (i) $3.93 per shares for Series E Stock, $3.75 per share for Series D Stock, $5.00 per share for Series A Stock, $10.00 per share for Series B Stock, and $20.00 per share for Series C Stock, plus declared but unpaid dividends or (ii) such amount per share as would have been payable had each such share been converted to common stock, as described below immediately prior to such liquidation, dissolution or winding up of the Company.

The aggregate liquidation preferences of the Preferred Stock as of September 30, 2015 are $3,000,000 for the Series A Stock, $12,025,000 for the Series B Stock, $41,475,000 for the Series C Stock, $74,165,059 for the Series D Stock, and $10,657,869 for the Series E Stock, and in the event of a liquidation, dissolution or winding up of the Company, if the assets of the Company are insufficient to pay these liquidation preference amounts in full, then all of the assets available for distribution shall be distributed first to the holders of the Series E Stock and Series D Stock, and then among the holders of all other series of Preferred Stock ratably in proportion to the full amounts to which they would otherwise be respectively entitled.

Redemption

None of the Preferred Stock contain redemption provisions.

Senseonics, Incorporated

Notes to Financial Statements

Conversion

The holder of any share of Preferred Stock shall have the right, at its option at any time, to convert any such shares of Preferred Stock into such number of shares of common stock as is obtained by (i) multiplying the number of shares of Series A Stock by $5.00, multiplying the number of shares of Series B Stock by $10.00, multiplying the number of shares of Series C Stock by $20.00, multiplying the number of shares of Series D Stock by $3.75, or multiplying the number of shares of Series E Stock by $3.93 (ii) dividing the result by the conversion price of $5.00, $10.00, $20.00, $3.75 or $3.93 per share, as applicable, and adjusted as described in the Certificate of Incorporation for certain additional issuances of common stock, warrants or other rights to subscribe for or to purchase, or any options for the purchase of common stock or any stock or security convertible into or exchangeable for common stock or stock dividends.  If at any time the Company shall effect a firm commitment underwritten public offering of shares of common stock in which (i) the aggregate price paid for such shares by the public shall be at least $50,000,000 and (ii) the price paid by the public for such shares shall be at least two times the $3.93 price per share originally paid for the Series E Stock (or $7.86) per share, appropriately adjusted for certain additional issuances of common stock, warrants or other rights to subscribe for or to purchase, or any options for the purchase of, common stock or any stock or security convertible into or exchangeable for common stock or stock dividends, then effective upon the closing of the sale of such shares by the Company pursuant to such public offering, all outstanding shares of Preferred Stock shall automatically convert to shares of common stock as described above. At September 30, 2015, the Preferred Stock was convertible into 26,365,518 shares of common stock.

Stock-Based Compensation

On May 8, 1997, the Company adopted the 1997 Stock Option Plan (the “Plan”), under which incentive stock options and non-qualified stock options may be granted to the Company’s employees and certain other persons in accordance with the Plan provisions.  The Plan was amended in September 2001, to clarify certain provisions regarding the method of exercise, amendment and termination of the Plan, and the effect of changes in capitalization of the Company.  The Board of Directors, which administers the Plan, determines the number of options granted, the vesting period and the exercise price.  The Board of Directors may terminate the Plan at any time.  Options granted under the Plan expire ten years after the date of grant.  The Company retains the right of first offer to buy any shares issued under the Plan.  The total number of shares of common stock that may be issued pursuant to options under the Plan may not exceed, in the aggregate, 4,374,665 shares of common stock, less any shares of common stock issued by the Company as restricted common stock.

The Company recognizes the cost of employee services received in exchange for awards of equity instruments, such as stock options, based on the fair value of those awards at the date of grant.  The estimated fair value of stock options on the date of grant is amortized on a straight-line basis over the requisite service period for each separately vesting portion of the award for those awards with service conditions only.  For awards that also contain performance conditions, expense is recognized beginning at the time the performance condition is considered probable of being met over the remaining vesting period.

Employee stock-based compensation expense was $786,432 and $378,993 for the nine months ended September 30, 2015 and 2014 (unaudited), respectively, of which $348,408 and $81,243 was classified as research and development expenses and $438,024 and $297,750 was classified as administrative expenses in the accompanying Statement of Operations in the 2015 and 2014 (unaudited) periods respectively.

The Company uses the Black-Scholes option pricing model to determine the fair value of stock-option awards.

Senseonics, Incorporated

Notes to Financial Statements

A discussion of management’s methodology for developing key assumptions used in the fair value model:

Fair Value of Common Stock — In the absence of a public trading market, the Company believes that it is appropriate to consider a range of factors to determine the fair market value of the common stock at each grant date. In determining the fair value of its common stock, the Company uses methodologies, approaches and assumptions consistent with the American Institute of Certified Public Accountants (AICPA), Audit and Accounting Practice Aid Series: Valuation of Privately Held Company Equity Securities Issued as Compensation, or the AICPA Practice Guide. In addition, the Company considered various objective and subjective factors, along with input from an independent third-party valuation firm. The factors include (1) the achievement of operational milestones by the Company; (2) the significant risks associated with the Company’s stage of development; (3) capital market conditions for medical device companies; and (4) the Company’s available cash, financial condition, and results of operations.

Expected Dividend Yield — The Company has never declared or paid dividends and has no plans to do so in the foreseeable future. Accordingly, the Company assumed an expected dividend yield of 0%.

Expected Volatility — Volatility is a measure of the amount by which a financial variable such as share price has fluctuated (historical volatility) or is expected to fluctuate (expected volatility) during a period. The Company does not maintain an internal market for its shares, and its shares are not traded publicly. The Company has been able to identify several public entities of similar size, complexity, stage of development and financial leverage; accordingly, historic volatility has been calculated using historical share price information for periods consistent with the expected term of the associated awards.

Risk-Free Interest Rate — The risk-free interest rate is based on the U.S. Treasury rate for the week of each option grant during the period, having a term that most closely resembles the expected life of the option.

Expected Term — This is a period of time that the options granted are expected to remain unexercised. Options granted have a maximum term of 10 years. The Company estimates the expected life of the option terms to be 6.5 years. The Company uses the simplified method, as prescribed in Staff Accounting Bulletin 107, whereby the expected life equals the arithmetic average of the vesting term and the maximum contractual term of the option.

Expected forfeiture rate — The forfeiture rate is the estimated percentage of options granted that is expected to be forfeited or cancelled on an annual basis before becoming fully vested. The Company estimates the forfeiture rate based on the historical turnover data.

The weighted average fair value of stock options granted in the nine months ended September 30, 2015 and 2014 (unaudited) was $3.96 and $0.8079 per share, respectively.  Fair value is estimated at each grant date in 2015 using the Black-Scholes option pricing model with assumptions summarized in the following table:

Senseonics, Incorporated

Notes to Financial Statements

	Nine Months Ended September 30, 2015	Nine Months Ended September 30, 2014
Expected term	6.5 years	6.5 years
Estimated volatility	54.07 - 54.25%	55.52%
Risk-free rate	0.7-1.55%	2.10%
Expensed dividend yield	0%	0%

The expected term assumption is based on the simplified method because the Company does not believe that the historic option exercise experience will be reflective of future option exercises.  Since the Company is not a publicly traded company, the expected volatility rate is based on historical volatility of similar companies within the diabetes device industries.  The risk-free rate is based on the U.S. Treasury implied yield at the time of grant.  The Company estimates the fair value per share of its common stock at the date of grant taking into account an independent valuation analysis.

As of September 30, 2015, there was $2,769,558 of total unrecognized compensation cost related to non-vested employee stock option awards, which is expected to be recognized over a weighted average period of 3.2 years.  The total intrinsic value of stock options outstanding at September 30, 2015 was $11,413,302.  The total fair value of options that vested during 2015 was approximately $1,823,748.

Stock option activity under the Plan during the nine months ended September 30, 2015 is as follows:

		Weighted-
	Number	Average
	of Shares	Exercise
	(in thousands)	Price

Options Outstanding as of December 31, 2014	4,001	$1.12
Options granted	705	$3.96
Options exercised	(18)	$1.09
Options canceled/forfeited	(167)	$1.06

Options Outstanding as of September 30, 2015	4,521	$1.65

Outstanding stock options at September 30, 2015 have a weighted-average remaining contractual life of 7.85 years, and vest ratably over a minimum period of two years.  As of September 30, 2015, outstanding options to purchase 4,521,095 shares of common stock provide for performance based-conditions required for vesting in addition to service-based vesting, which equals options vested and expected to vest. Vesting of these options is based on the Company obtaining CE Mark enabling the sale of the Company’s product in Europe; vesting begins once the Company has deemed it probable that the performance condition will be met. Total fair value of the options outstanding at September 30, 2015 was 18,446,068.

At September 30, 2015, there were 2,273,604 exercisable stock options with a weighted-average exercise price of $1.14, and a weighted-average remaining contractual life of 6.53 years.  Total fair value of the options exercisable at September 30, 2015 was $9,276,304. For the nine months ended September 30, 2015 and 2014 (unaudited), 17,807 and 6,065 options were exercised having an aggregate intrinsic value at the time of exercise of $2,024 and $1,504, respectively.

Senseonics, Incorporated

Notes to Financial Statements

During the second quarter 2015, the Company modified certain outstanding stock options, including acceleration of vesting on certain options, and the removal of certain performance conditions on other options.  No other terms of the awards were modified.  The modification of the vesting period resulted in $34,912 of additional expense on the date of modification; the modification of the performance conditions resulted in incremental compensation cost of $933,665, of which $245,636 was expensed upon modification. The remaining incremental compensation cost will be recognized over the remaining vesting of 2 years for the 2013 grants and between 2.68 and 3.18 years for the 2014 grants.

The weighted average grant date fair value of the nonvested stock option awards outstanding at December 31, 2014 and September 30, 2015 were $1.02 and $1.31 respectively. The weighted average grant date fair value of the stock option awards exercised and forfeited/cancelled for the period ended September 30, 2015 were $0.71 and $0.72, respectively.

10.  Income Taxes

No provision for U.S. federal or state income taxes has been recorded as the Company has incurred net operating losses since inception and provides a full valuation allowance against its net deferred income tax assets.  The tax effect of temporary differences that give rise to the net deferred income tax asset at September 30, 2015 is as follows:

in thousands
Deferred income tax assets (Liabilities)

Net operating loss carryforwards	$39,081
Capitalized start-up costs	17,948
R&E credit carryforwards	4,098
Stock based compensation	731
Other	(7)
Deferred income tax assets	$61,851
Valuation allowance	(61,851)
Net deferred income tax assets (liabilities)	$—

At September 30, 2015, the Company provided a full valuation allowance against its net deferred tax assets since realization of these benefits could not be reasonably assured.  The change in the valuation allowance from December 31, 2014 was $8,319,239. The increase in valuation allowance is primarily due to net losses and credits incurred in 2015, and is based on management’s assessment that it is more likely than not that the Company will not realize these deferred tax assets.

Capitalized start-up costs represent expenses incurred in the organization and start-up of the Company.  For U.S. federal and state tax purposes, start-up and organizational costs incurred before October 22, 2004 will be amortized over sixty months and those incurred on and after October 22, 2004 will be amortized over one hundred eighty months once an active trade or business commences. At December 31, 2014, the Company had NOL carryforwards of $83,518,504and had research and experimental credit carryforwards of $5,122,109. These carryforwards will expire in varying amounts between 2018 and 2034.  Under the provisions of the Internal Revenue Code, certain substantial changes in the Company’s ownership may result in a limitation on the amount of NOL carryforwards and research and development credit carryforwards which can be available in future years.  No income tax benefit was recognized in the Company’s Statement of Operations for stock-based compensation arrangements due to the Company’s net loss position.

Senseonics, Incorporated

Notes to Financial Statements

A reconciliation of the Company’s estimated U.S. federal statutory rate to the Company’s effective income tax rate for the nine months ended September 30, 2015 is as follows:

Tax at U.S. Federal Statutory rate	34.00%
State taxes, net	5.45%
Other non-deductible items	-0.69%
Increase in valuation allowance	-38.76%
Effective income tax rate	0.00%

As of September 30, 2015, the Company has uncertain tax positions totaling $1,024. The Company did not incur any penalties or interest payable to taxing authorities for the nine months ended September 30, 2015.

The Company’s U.S. Federal and state income tax returns from 1996 to 2014 remain subject to examination by the tax authorities.  The Company’s 1996 through 2010 years remain open for examination, even though the statute of limitations has expired, due to the net operating losses and credits carried forward for use in prospective years.

11.    Related Party Transactions

In 2010, the Company entered into an agreement with a current member of the Board of Directors to serve as chairman and provide consulting services. The director did not provide any consulting services under this agreement in 2015, but is entitled to a success fee for serving as the Executive Chairman of up to 1.25% of the Company’s valuation, in the case of an Exit Transaction. An Exit Transaction, as defined in the agreement, means (a) a merger or consolidation with another company; (b) an underwritten initial public offering of the Company’s securities; or (c) a sale, disposition or lease of all or substantially all of the Company’s assets.

12.    Fair Value Measurements

Fair value is defined as the price that would be received to sell an asset or paid to settle a liability in an orderly transaction between market participants at the measurement date.  Fair value has a three level hierarchy from highest priority (Level 1) to lowest priority (Level 3).  The fair value hierarchy, defined by ASC 820, Fair Value Measurements and Disclosures, was established based on whether the inputs are observable from independent sources or rely on unobservable inputs based on our market assumptions.  The three levels of the fair value hierarchy are described below:

•    Level 1 - Quoted prices for identical assets or liabilities (unadjusted) in active markets.

•    Level 2 - Observable inputs other than quoted prices that are either directly or indirectly observable for the assets or liability.

•    Level 3 - Unobservable inputs that are supported by little or no market activity.

The levels are not necessarily an indication of the risk of liquidity associated with the financial assets or liabilities disclosed.

Financial Assets and Liabilities Measured at Fair Value on a Recurring Basis

The Company has segregated its financial assets and liabilities that are measured at fair value on a recurring basis into the most appropriate level within the fair value hierarchy based on the inputs used to determine the fair value at the measurement date in the table below. The inputs used in measuring the fair value of the Company’s money market funds included in cash equivalents are

Senseonics, Incorporated

Notes to Financial Statements

considered to be Level 1 in accordance with the three-tier fair value hierarchy. The fair market values are based on period-end statements supplied by the various banks and brokers that held the majority of the funds.

The Company accounts for its warrant liability, consisting solely of certain stock purchase warrants that contain non-standard anti-dilutions provisions at fair value using Level 3 inputs. The Company determines the fair value of these derivative liabilities using the Black-Scholes option pricing model when appropriate.

When determining the fair value of the Company’s financial instruments using the Black-Scholes option pricing model, the Company is required to use various estimates and unobservable inputs, including, among other things, fair value of the underlying stock, expected volatility of stock price, expected dividends, and the risk-free interest rate. Changes in any of the assumptions related to the unobservable inputs identified above may change the fair value of the instrument. Increases in the fair value of the underlying stock, anticipated volatility and expected dividends generally result in increases in fair value, while decreases in the unobservable inputs generally result in decreases in fair value.

The following table represents the fair value hierarchy of the Company’s financial assets and liabilities measured at fair value on a recurring basis at September 30, 2015:

(in thousands)	Total	Level 1	Level 2	Level 3

Money market funds	$12,234	$12,234	$—	$—
Note Payable	$10,000	$—	$10,000	$—
Warrant liability	$197	$—	$—	$197

The following table presents a summary of changes in the fair value of Level 3 warrant liability measured at fair value on a recurring basis for the nine months ended September 30, 2015:

Senseonics, Incorporated

Notes to Financial Statements

	(unaudited)
Description (in thousands)	Balance at December 31, 2013	Established in 2014	Change in fair value during 2014	Balance at September 30, 2014

Warrant liability	$—	$205	$(3)	$202

Description (in thousands)	Balance at December 31, 2014	Established in 2015	Change in fair value during 2015	Balance at September 30, 2015

Warrant liability	$197	$—	$—	$197

Financial Assets and Liabilities Measured at Fair Value on a Non-Recurring Basis

The Company has no financial assets and liabilities that are measured at fair value on a non-recurring basis.

Non-Financial Assets and Liabilities Measured at Fair Value on a Recurring Basis

The Company has no non-financial assets and liabilities that are measured at fair value on a recurring basis.

Non-Financial Assets and Liabilities Measured at Fair Value on a Non-Recurring Basis

The Company measures its long-lived assets, including property and equipment, at fair value on a non-recurring basis. These assets are recognized at fair value when they are deemed to be impaired. No such fair value impairment was recognized in 2015.

13.  Subsequent Events

The Company has evaluated subsequent events through December 3, 2015, the date on which the financial statements were issued.